EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical financial information of Camber Energy, Inc., a Nevada corporation (“Camber”) giving effect to the merger (the “Merger”) of Viking Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Camber (“Merger Sub”), with and into Viking Energy Group, Inc., a Nevada corporation (“Viking”), with Viking surviving the Merger as a wholly-owned subsidiary of Camber. The Merger is accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States (“US GAAP”). Although Camber acquired all of the outstanding equity interests of Viking, Viking is the acquiror for accounting and financial reporting purposes. Accordingly, the Merger is treated as if Viking acquired Camber. Under this method, Viking is the predecessor company and all historical financial information reflects the historical results of Viking and the net assets of Camber are marked to fair value. The fair value of the consideration transferred is determined based on the number of equity interests Viking would have had to issue to the owners of Camber in order to provide the same ratio of ownership of equity interests in the combined entity as a result of the reverse acquisition.

The unaudited pro forma condensed combined financial information set forth below has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it had occurred on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 give effect to the Merger as if it had occurred on January 1, 2023.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements previously filed in Camber’s Form S-4/A filed with the SEC on June 8, 2023 under the caption “Unaudited Pro Forma Combined Financial Information.” In addition, the unaudited pro forma condensed combined financial information is based on the unaudited financial statements and notes thereto of Camber for the six months ended June 30, 2023, as filed with the U.S. Securities and Exchange Commission on Form 10-Q on August 11, 2023, and should be read in conjunction with the historical consolidated financial statements for the years ended December 31, 2022 and 2021 and the three months ended March 31, 2023 and accompanying notes of Camber and Viking, which were previously filed in Camber’s Form S-4/A filed with the SEC on June 8, 2023 under the caption “Index to the Financial Statements.” Such financial statements of both Camber and Viking contain disclosures as to each company’s ability to continue as a going concern. There is no assurance that the combined entity will be able to continue as a going concern in the future.

Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 15, 2021, as amended on April 18, 2023, by and between Camber and Viking (the “Merger Agreement”), Viking merged with and into Merger Sub pursuant to a reverse triangular merger structure, with Viking surviving the Merger as a wholly owned subsidiary of Camber. Following the Merger, Camber is to adopt the business plan and operations of Viking. The Merger is a reverse acquisition in accordance with the Financial Accounting Standards Board (ASC 805, Business Combinations). Management evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Merger and concluded, based on consideration of the pertinent facts and circumstances, that Viking is to be treated as the acquiror of Camber for financial accounting purposes.

The consideration transferred is allocated herein to the assets acquired and liabilities assumed of Camber based upon their estimated fair values as if the Merger closed on June 30, 2023, and any excess value of the consideration transferred over the net assets is recognized as goodwill. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Merger, nor the costs that may be incurred to achieve such benefits.

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CAMBER ENERGY INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2023

	VIKING ENERGY GROUP INC.	CAMBER ENERGY INC.	PRO FORMA ADJUSTMENTS		PRO FORMA
ASSETS
Current assets:
Cash	$1,118,564	$137,485	$-		$1,256,049
Accounts receivable, net	5,694,079	-	-		5,694,079
Inventory	9,948,220	-	-		9,948,220
Prepaids and other current assets	402,762	283,333	-		686,095
Total current assets	17,163,625	420,818	-		17,584,443

Oil and gas properties, full cost method
Proved oil and gas properties, net	1,173,769	60,701	1,462,799	(1)	2,697,269
Total oil and gas properties, net	1,173,769	60,701	1,462,799		2,697,269

Fixed assets, net	1,611,110	-	-		1,611,110
Right of use assets, net	3,714,948	-	-		3,714,948
ESG Clean Energy license, net	4,424,053	-	-		4,424,053
Other intangibles - Simson Maxwell, net	3,171,417	-	-		3,171,417
Other intangibles - Variable Interest Entities	15,433,340	-	-		15,433,340
Due from related parties	334,617	-	-		334,617
Due from Viking Energy Group Inc.	-	4,852,300	(4,852,300)	(2)	-
Investment in Viking Energy Group Inc. (Equity method)	-	25,306,586	(25,306,586)	(1)	-
Goodwill	-	-	41,055,139	(1)	41,055,139
Deposits and other assets	10,300	-			10,300
TOTAL ASSETS	$47,037,179	$30,640,405	$12,359,052		$90,036,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,590,181	$1,487,924			$5,078,105
Accrued expenses and other current liabilities	1,075,237	4,511,940	-		5,587,177
Current taxes payable	-	3,000	-		3,000
Derivative liability	1,762,648	5,069,152	-		6,831,800
Customer deposits	5,471,899	-	-		5,471,899
Due to Camber Energy, Inc.	4,852,300	-	(4,852,300)	(2)	-
Undistributed revenues and royalties	2,265,506	-	-		2,265,506
Current portion of operating lease liability	1,195,608	-	-		1,195,608
Due to related parties	643,470	-	-		643,470
Current portion of notes payable - related parties	405,372	-	-		405,372
Bank indebtedness - credit facility	4,061,966	-	-		4,061,966
Current portion of long-term debt - net of discount	119,496	-	-		119,496
Total current liabilities	25,443,683	11,072,016	(4,852,300)		31,663,399

Long term debt - net of current portion and debt discount	2,041,308	35,523,337	-		37,564,645
Notes payable - related parties - net of current portion	610,784	-	-		610,784
Operating lease liability, net of current portion	2,591,141	-	-		2,591,141
Contingent obligations	1,435,757	-	-		1,435,757
Asset retirement obligation	1,976,834	64,523	-		2,041,357
TOTAL LIABILITIES	34,099,507	46,659,876	(4,852,300)		75,907,083

Commitments and contingencies (Note 12)

STOCKHOLDERS’ EQUITY
Preferred stock Series C - Viking	28	-	(28)	(3)	-
Preferred stock Series E - Viking	5	-	(5)	(3)	-
Preferred stock Series A - Camber	-	-	28	(3)	28
Preferred stock Series C - Camber	-	1	-	(3)	1
Preferred stock Series G - Camber	-	5	-	(3)	5
Preferred stock Series H - Camber	-	-	5	(3)	5
Common stock	119,219	26,538	(69,929)	(4)	75,828
Additional paid-in capital	128,053,492	573,409,360	(572,174,094)	(3)	129,288,758
Accumulated other comprehensive loss	(315,570)	-	-		(315,570)
Accumulated deficit	(124,731,438)	(589,455,375)	589,455,375		(124,731,438)
Parent’s stockholders’ equity in Viking	3,125,736	(16,019,471)	17,211,352		4,317,617
Non-controlling interest	9,811,936	-	-		9,811,936
TOTAL STOCKHOLDERS’ EQUITY	12,937,672	(16,019,471)	17,211,352		14,129,553
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,037,179	$30,640,405	$12,359,052		$90,036,636

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BUSINESS NOTES AND ELIMINATIONS

(1)	To record the pro forma acquisition date fair value of consideration and the purchase price allocation of the net assets acquired based on their respective fair values as follows:

Consideration transferred
Common Stock	$26,498,467

Net Assets Acquired and Liabilities Assumed (Camber):
Cash	137,485
Prepaids	283,333
Oil and Gas Properties - Subject to Amortization	1,523,500
Advances due from Viking	4,852,300
Investments in Viking	25,306,586
Goodwill	41,055,139

Total net assets acquired	73,158,343

Accounts payable	(1,487,924)
Accrued expenses and other current liabilities	(4,511,940)
Current taxes payable	(3,000)
Derivative liability	(5,069,152)
Long term debt	(35,523,337)
Asset retirement obligation	(64,523)

Total net liabilities assumed	(46,659,876)

Total Net Assets Acquired and Liabilities Assumed:	$26,498,467

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The allocation of the preliminary purchase price to the net assets and liabilities acquired from the Merger is based on the estimated current fair values of the assets and liabilities of Camber as of June 30, 2023. The fair value of the consideration paid is based on the value of Viking shares deemed issued to Camber’s common shareholders as follows:

Camber Share Data Assumptions at June 30, 2023 as if Merger Closed on Such Date
Common shares outstanding	26,538,285
Shares issuable on conversion of remaining Series C Preferred Stock	5,437,136
Shares outstanding at June 30, 2023 as if Merger closed on such date	31,975,421

Viking Share Data Assumptions at June 30, 2023 as if Merger closed on such date
Common shares outstanding - held by Camber	69,928,356
Common shares outstanding - not held by Camber
Common shares outstanding - held by others	49,290,152
Warrants deemed exercised at June 30, 2023 as if Merger closed on such date	2,331,112
Maximum convertible to common shares for preferred	8,929,292
Shares not held by Camber deemed outstanding at June 30, 2023 as if Merger closed on such date	60,550,556

	Deemed Ownership
Camber Shares Deemed Issued at June 30, 2023 as if Merger closed on such date	# of shares	%

Camber shareholders	31,975,421	34.6%
Viking shareholders	60,550,556	65.4%
	92,525,977	100.0%

Reverse merger accounting requires an estimate of the number of shares to be issued by Viking as the "Accounting Acquirer" to arrive at a purchase price to be allocated to the net assets acquired and liabilities assumed, as follows:

Total number of Viking shares outstanding	119,218,508
Viking shareholder ownership interest	65.4%
Assumed gross number of shares	182,175,188
Number of shares assumed issuable to Camber shareholders	62,956,680
Viking share price at June 30, 2023	$0.42

Deemed Transaction Consideration	$26,498,467

The Merger had not closed as of June 30, 2023 and the related fair values of the consideration paid, net assets and liabilities acquired, and the implied goodwill had not yet been finalized; therefore, there may be significant changes to these tentative fair values at June 30, 2023 and the completion of the Merger. As a result, any impairment of the implied goodwill related to the Merger is not determinable at this time (though there do appear to be current indicators of potential impairment primarily related to Camber's ability to continue to operate as a going concern). Camber will test the acquired goodwill for impairment if impairment indicators exist at the time of completion of the Merger.

(2)	Elimination of intercompany balances resulting from Merger as follows:

Advances due from Viking	$(4,852,300)
Advances payable to Camber	4,852,300

$-

Camber has made various advances to Viking with a remaining balance on June 30, 2023, of $4,852,300. Upon completion of the Merger, the related advances receivable/payable will be eliminated upon combination of the companies.

(3)

To adjust all equity accounts for the effects of the Merger, Camber and Viking have determined that the transaction meets the definition of a reverse merger under the applicable rules. As a result, Viking is considered the accounting acquirer in the Merger, which results in Viking’s equity being eliminated upon consolidation and Camber’s equity being recapitalized upon combination of the companies.

(4)

Represents as of June 30, 2023, the par value of 26.5 million common shares retained by the original Camber common shareholders in the post-Merger consolidated entity based on the terms of the Merger Agreement. The Viking shareholders held 49.3 million common shares of the post-Merger consolidated entity based on the terms of the Merger Agreement.

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CAMBER ENERGY INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTH ENDED JUNE 30, 2023

	VIKING ENERGY GROUP INC.	CAMBER ENERGY INC.	PRO FORMA ADJUSTMENTS	PRO FORMA
Revenue
Power generation units and parts	$7,760,206	$-	$-	$7,760,206
Service and repairs	6,044,901	-	-	6,044,901
Oil and gas	471,406	177,119	-	648,525
Total revenue	14,276,513	177,119	-	14,453,632

Operating expenses
Cost of goods sold	9,602,970	-	-	9,602,970
Lease operating costs	326,192	75,100	-	401,292
General and administrative	6,507,221	3,544,844	-	10,052,065
Stock based compensation	-	-	-	-
Impairment of intangible assets	-	-	-	-
Depreciation, depletion & amortization	460,701	5,544	-	466,245
Accretion - asset retirement obligation	49,638	-	-	49,638
Total operating expenses	16,946,722	3,625,488	-	20,572,210

Income (loss) from operations	(2,670,209)	(3,448,369)	-	(6,118,578)

Other income (expense)
Interest expense	(338,412)	(2,334,107)	-	(2,672,519)
Amortization of debt discount	(265,774)	-	-	(265,774)
Change in fair value of derivatives	182,745	-	-	182,745
Loss on extinguishment of debt	(163,304)
Equity (deficit) in earnings of unconsolidated subsidiary	-	(1,531,132)		(1,531,132)
Gain (loss) on derivative liability	-	6,888,313	-	6,888,313
(Loss) gain on disposal of membership interests and assets		-	-	-
Interest and other income	346,615	-	-	346,615
Total other expense, net	(238,130)	3,023,074	-	2,948,248

Net loss before income taxes	(2,908,339)	(425,295)	-	(3,170,330)
Income tax benefit (expense)	-	-	-
Net loss	(2,908,339)	(425,295)	-	(3,170,330)
Net loss attributable to non-controlling interest	(364,574)	-	-	(364,574)
Net loss attributable to Viking Energy Group, Inc.	$(2,543,765)	$(425,295)	$-	$(2,805,756)

Loss per common share, basic and diluted	$(0.02)	$(0.02)		$(0.04)
Weighted average number of common shares outstanding, basic and diluted	116,261,725	21,177,232		75,828,437

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